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March 15, 2002


Stitch Networks Corporation
500 North Walnut Road
Kennett Square, PA 19348
Attention: David Goodman, CEO and President

Re:      Merger of USA Technologies, Inc. and Stitch Networks Corporation


Dear Mr. Goodman:

                  This letter summarizes our understanding of the intent of the parties concerning the merger ("Merger") of Stitch Networks Corporation (the
"Target") with and into a wholly-owned subsidiary of USA Technologies, Inc.
("USTT").

                  1. Terms. The principal terms of the proposed merger are set forth in Annex I attached hereto and made a part hereof.

                  2. Conditions. In order to consummate the Merger, the number of authorized shares of common stock of USTT must be increased. In order to do so, USTT stockholder approval must be obtained. Therefore, any obligation of the parties to consummate the Merger will be subject to the receipt of such stockholder approval at a meeting to be held no later than May 17, 2002, as well as obtaining any and all other necessary regulatory or other approvals and all required consents of third parties. The parties will use their best efforts to obtain all such necessary approvals. The parties acknowledge and agree that they have completed their respective due diligence investigations and business reviews. Each of the Board of Directors of USTT and Target and all of the stockholders of Target ("Stockholders") have agreed and consented to this letter and have authorized Target and USTT (and its wholly-owned subsidiary) to enter into the definitive merger agreement ("Merger Agreement") and to consummate the transactions thereunder subject to USTT shareholder approval and obtaining all other required consents.

                  3. Non-Solicitation. In consideration of the time and effort which will be incurred by USTT, the Target and its Stockholders agree that, until May 17, 2002, neither they nor any of the Target's officers, directors, employees, stockholders, agents or representatives will (i) solicit, encourage or entertain alternative offers from parties other than USTT, (ii) furnish confidential information about the Target, its business, assets, liabilities, customers, technology, financial condition or results of operations to any person other than USTT.


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                  4. Brokers and Finders. USTT, the Target and the Stockholders
each represent to the other that except for Technology Partners (Holdings) LLC, who has acted on behalf of USTT, no broker or finder has acted for it in connection with the proposed transaction and that no broker or finder is entitled to any brokerage or finder's fees or other commission in connection with the proposed transaction. All of the commissions, costs and fees of
Technology Partners (Holdings) LLC shall be borne by USTT.

                  5. Break Up Fee. In the event that USTT's stockholders do not approve the increase in the number of authorized shares of USTT common stock on or prior to May 17, 2002, then USTT shall pay a cash break up fee to Target of $200,000 and the parties shall have no further obligations hereunder or under the Merger Agreement.

                  6. Regular Course. From and after the date hereof and until May 17, 2002, Target shall (a) continue to operate its business in the usual, customary, and ordinary manner, (b) make no changes in its authorized, issued or outstanding capital stock, and make no amendment to or change its Certificate of Incorporation or By-laws, (c) not declare, set aside, make provision for payment, or pay, any dividends on its capital stock, or make any loans to any affiliate, officer, shareholder, employee, or director, (d) not dispose of, or agree to dispose of, any assets, real, personal, or intangible, except in the ordinary course of business, and (e) make no change to any of its contracts, pension or profit sharing plans, nor enter into any agreements granting any additional benefits to any director, employee, shareholder, or consultant. From and after the date hereof, and until May 17, 2002, no Stockholder shall, directly or indirectly, transfer, sell or assign in any manner whatsoever any of such Stockholder's shares of stock in the Target. All of the Stockholder's shares of Target are owned of record and beneficially solely by the respective
Stockholder and are not subject to any liens, encumbrances or other adverse claims.

                  7. Public Announcements. All public announcements relating to the transactions contemplated herein may be made by USTT at its discretion, and any other public announcements must be approved by USTT in advance.

                  We have instructed our attorneys to promptly proceed to prepare the Merger Agreement.

                  This letter is a binding letter of intent and shall be a legally enforceable agreement among the undersigned with respect to the matters set forth herein, subject to the conditions set forth herein. This letter shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws rules.

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                  If this letter correctly sets forth your and each of the
Stockholder's understanding, please sign the enclosed copy in the space provided below and return it to us today by 5:00 P.M. Eastern Standard Time, time being of the essence.


                                                  Very truly yours,

                                                  USA TECHNOLOGIES, INC.


                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                  Name: George R. Jensen, Jr.
                                                  Title: Chairman and CEO

ACKNOWLEDGED, APPROVED
AND CONFIRMED:

STITCH NETWORKS CORPORATION


By: /s/ David H. Goodman
    ----------------------------
        Name: David H. Goodman
        Title: President & CEO

STOCKHOLDERS:


/s/ David H. Goodman
------------------------------
DAVID H. GOODMAN

MAYTAG HOLDINGS,  INC.

By: /s/ Roger K. Scholten
    ----------------------------
        Name: Roger K. Scholten
        Title: Director

PENNSYLVANIA EARLY STAGE PARTNERS, L.P.

By: Pennsylvania Early Stage Partners GP, L.L.C.,
         its general partner

By: /s/ Michael G. Bolton
    ----------------------------
        Name: Michael G. Bolton
        Title: Managing Director

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                                                                      ANNEX I

                                   TERM SHEET

The following outline summarizes the principal terms of the merger (the
"Merger") of Stitch Networks Corporation with and into a wholly-owned subsidiary of USA Technologies, Inc. The precise structure of the Merger will be determined after review of the proposed transaction by the parties' respective tax, legal, and other advisors.

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
Parties......................  USA Acquisition, Inc., a Pennsylvania corporation wholly owned by USTT ("USAA"), and Stitch Networks
                               Corporation, a Delaware corporation ("Target").

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Merger.......................  Target will be directly merged with and into USAA with
                               USAA being the surviving corporation, and the shareholders of Target will exchange all of their capital stock of Target for the Merger Stock (as defined below).

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Consideration................  Upon consummation of the Merger, holders of Target common and preferred stock, warrants, options to purchase
                               Target stock, and securities convertible into Target stock (the
                               "Stitch Holders") will receive a total of  24,000,000 restricted shares of USTT common stock (the "Merger Stock"), such
                               that, following the Merger, the Stitch Holders will own
                               approximately 30% of the capital stock of USTT on a fully-
                               diluted post merger basis.

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Warrants...............        In addition to the Merger Stock, Stitch Holders will receive warrants to purchase 8,000,000 shares of USTT common
                               stock at an exercise price of $0.40 per share and a term that expires on June 30, 2002.  These warrants shall include a
                               cashless exercise feature in the event Stitch Holders cause at least $5,000,000 of new equity capital on reasonable terms to be committed for investment in USTT prior to June 30, 2002.
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Tax Treatment................  The transaction shall be structured as a tax-free reorganization.
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

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
Conditions
  Precedent..................  The transaction shall be subject to conventional conditions precedent, including: (a) the approval by the USTT
                               shareholders of the increase in the authorized number of
                               shares of common stock; and  (b) the obtaining of all
                               necessary material consents and approvals of governmental
                               bodies and other third parties.  The parties shall use their best efforts to satisfy such conditions precedent in a timely
                               manner.
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Definitive
  Documentation..............  The parties intend to negotiate and enter into a definitive, binding agreement on the terms set forth herein
                               (the "Merger Agreement") relating to the
                               Transaction on or before March 29, 2002.
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Stockholder and
Board Approvals..............
                               Each of the Boards of USTT and Target and all of
                               the stockholders of Target have already approved
                               the Merger and authorized USTT and Target to
                               enter into and consummate the Merger Agreement.
                               Closing of the Merger will be conditioned upon
                               the approval of USTT stockholders of the increase
                               in the authorized shares of common stock which
                               will be sought at a special stockholder's meeting
                               to be called by USTT and held no later than May
                               17, 2002. If approved, closing of the Merger
                               would be held no later than May 17, 2002.
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Board of Directors...........  Upon consummation of the Merger, three (3) persons selected by Target's pre-merger Board of Directors, one of whom shall be affiliated with Maytag, one of whom shall be affiliated with Pennsylvania Early Stage, and one of whom
                               shall be an independent outside Director unconnected with
                               Stitch,  will be added to the Board of Directors of USTT,
                               which shall consist of no more than ten  (10) members post transaction. No later than December 31, 2002, one of the
                               seven USTT directors shall resign and the Board of Directors of USTT shall then consist of no more than nine (9)
                               members.
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




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

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
Registration Rights..........  On or before the expiration of the lock-up period, USTT will register the Merger
                               Stock for resale by the Stitch Holders under the
                               Securities Act of 1933, as amended ("Act"),
                               pursuant to a Form SB-2. At any time such
                               registration statement is not effective following
                               the lock-up period, the Stitch Holders will also
                               be entitled to "piggy-back" registration rights
                               on registrations of USTT and any secondary
                               offerings, subject to customary underwriters'
                               cutback. USTT will pay registration expenses
                               other than underwriters' discounts and
                               commissions.
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                               Registration rights may be transferred to a
                               transferee, who acquires at least 5% of the
                               Merger Stock held by such transferor, provided
                               that the transfer of registration rights to a
                               partner, member, shareholder or affiliate of any
                               holder of Merger Stock will not be subject to the
                               foregoing restriction as to minimum share
                               transfer.
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Lock-Up                        Stitch Holders will agree to a lock up on sales of the Merger
Period.......                  Stock as follows: one-third of the Merger Stock for six
                               months following the Merger; one-third of the
                               Merger Stock for twelve months following the
                               Merger; and one-third of the Merger Stock for
                               eighteen months following the Merger.
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Representations
  and Warranties               As of the date of the Merger Agreement and as of the closing of Target..................  date, Target and each of the Stockholders, jointly and severally, will make usual and customary
                               representations and warranties for a transaction
                               of this nature, including the following:
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                               o        Due organization, valid existence and good standing
                                        (including foreign qualifications) of Target;
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                               o        Capitalization;
                               o        Corporate power and authority of Target;
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                               o        Due authorization, execution, delivery and binding
                                        obligation of the Merger Agreement by or against the
                                        Target;
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                               o        Restrictions against, and conflicts, violations,
                                        breaches or defaults resulting from, the transactions
                                        contemplated by the Merger Agreement;
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



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

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
                               o        Governmental and other third party
                                        consents, approvals, orders,
                                        authorizations, registrations,
                                        declaration or filings required with
                                        respect to Target in connection with the
                                        execution and delivery of, or
                                        consummation of the transactions
                                        contemplated by, the Merger Agreement;
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                               o        Books, records and accounts of Target;
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                               o        Compliance with law and permits, as well as non-
                                        infringement and ownership of intellectual property;

                               o        Financial statements as of December 31, 2001 and
                                        year to date;

                               o        Taxes;
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                               o        Employee benefits and labor matters;

                               o        Access to all material documents and information;

                               o        No undisclosed liabilities or agreements, including,
                               without limitation, liabilities in respect of litigation; and
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                               o        Commissions, brokers and finders fees.

Representations and            As of the date of the Merger Agreement and as of the closing
Warranties of USTT...........  date, USTT will represent and warrant to Target as to matters concerning itself that are customary as to a
                               public company for transactions of this nature,
                               including without limitation, customary
                               representations as to each of the matters set
                               forth below:
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                               o        Due organization, valid existence and good standing
                                        (including foreign qualifications) of USTT;
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                               o        Capitalization;
                               o        Corporate power and authority of USTT;
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                               o        Due authorization, execution, delivery and binding
                                        obligation of the Merger Agreement by USTT;
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                               o        Restrictions against, and conflicts, violations,
                                        breaches or defaults resulting from, the transactions
                                        contemplated by the Merger Agreement;
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



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

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
                               o        Consents, approvals, orders, licenses,
                                        authorizations, registrations,
                                        declaration or filings required with
                                        respect to USTT in connection with the
                                        execution and delivery of, or
                                        consummation of the transactions
                                        contemplated by, the Merger Agreement;
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                               o        Registration of the USTT Stock;
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                               o        Commissions, brokers and finders fees; and
                               o           SEC filings
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Confidentiality..............  The parties have entered into a Mutual Confidentiality
                               Agreement dated September 12, 2001 (the "Confidentiality
                               Agreement").  The parties hereby reaffirm the provisions of the Confidentiality Agreement, which except as provided
                               herein shall remain in full force and effect.
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Indemnification                Each of the Stockholders shall jointly and severally
                               indemnify USTT and its affiliates from and against any and all damages, expenses, and costs whatsoever resulting from or arising out of the breach of any representation or warranty of Target or the Stockholders set forth in the Merger
                               Agreement. The representations and warranties shall survive the Closing for a period of 1 year and there shall be a
                               minimum "basket" amount of $100,000. The Stockholder's
                               indemnification obligations shall not exceed twenty percent of the value of the Merger Stock.
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